LEASEHOLD AND FEE MORTGAGE,
ASSIGNMENT OF RENTS AND LEASES
AND SECURITY AGREEMENT
from
NEWPORT STEEL CORPORATION, Mortgagor

to

THE HUNTINGTON NATIONAL BANK,
as Trustee and Collateral Agent, Mortgagee


DATED AS OF JULY 28, 1995
This instrument was prepared by and
                after recording should be returned to:

                     F. Robert Wheeler, Jr., Esq.
                      Simpson Thacher & Bartlett
                         425 Lexington Avenue
                       New York, New York 10017



 /S/ F. ROBERT WHEELER, JR.
F. Robert Wheeler, Jr., Esq.


TABLE OF CONTENTS

Background . . . . . . . . . . . . . . . . . . . . . . .   1

Granting Clauses . . . . . . . . . . . . . . . . . . . .   2

1.   Warranty of Title . . . . . . . . . . . . . . . . .   7

2.   Payment and Performance of Obligations. . . . . . .   8

3.   Requirements. . . . . . . . . . . . . . . . . . . .   9

4.   Payment of Taxes and Other Impositions. . . . . . .  10

5.   Insurance . . . . . . . . . . . . . . . . . . . . .  11

6.   Restrictions on Liens, Encumbrances and Sales . . .  15

7.   Relationship of Mortgagee and Mortgagor . . . . . .  16

8.   Maintenance; No Alteration; Inspection; Utilities .  16

9.   Condemnation/Eminent Domain . . . . . . . . . . . .  17

10.  Leases. . . . . . . . . . . . . . . . . . . . . . .  17

11.  Further Assurances/Estoppel Certificates. . . . . .  19

12.  Mortgagee's Right to Perform. . . . . . . . . . . .  19

13.  Hazardous Material. . . . . . . . . . . . . . . . .  19

14.  Asbestos. . . . . . . . . . . . . . . . . . . . . .  21
15.  Event of Default. . . . . . . . . . . . . . . . . .  21

16.  Remedies. . . . . . . . . . . . . . . . . . . . . .  21

17.  Right of Mortgagee to Credit Sale . . . . . . . . .  24

18.  Appointment of Receiver . . . . . . . . . . . . . .  24

19.  Extension, Release, etc.. . . . . . . . . . . . . .  24

20.  Assignment of Rents . . . . . . . . . . . . . . . .  25

21.  Trust Funds . . . . . . . . . . . . . . . . . . . .  26

22.  Additional Rights . . . . . . . . . . . . . . . . .  26

23.  Changes in Method of Taxation . . . . . . . . . . .  26

24.  Notices . . . . . . . . . . . . . . . . . . . . . .  27

25.  No Oral Modification. . . . . . . . . . . . . . . .  27

26.  Partial Invalidity. . . . . . . . . . . . . . . . .  27

27.  Waiver of Right of Redemption and Other Rights. . .  27

28.  Remedies Not Exclusive. . . . . . . . . . . . . . .  28

29.  Multiple Security . . . . . . . . . . . . . . . . .  29

30.  Expenses; Indemnification . . . . . . . . . . . . .  30

31.  Successors and Assigns. . . . . . . . . . . . . . .  31

32.  No Waivers, etc.. . . . . . . . . . . . . . . . . .  31

33.  Governing Law, etc. . . . . . . . . . . . . . . . .  32

34.  Waiver of Trial by Jury . . . . . . . . . . . . . .  32

35.  Certain Definitions . . . . . . . . . . . . . . . .  32

36.   Security Agreement under Uniform Commercial Code .  33

37.  Release Upon Payment and Discharge of Mortgagor's
Obligations. . . . . . . . . . . . . . . . . . . . . . .  34
     Consistency with Other Documents. . . . . . . . . .  34

40.  Mortgaged Lease Provisions. . . . . . . . . . . . .  35


SCHEDULES

Schedule A - Description of Real Property

Schedule A-1 - Description of Leasehold
Improvements Land

Schedule B - Description of Excluded Property
LEASEHOLD AND FEE MORTGAGE, ASSIGNMENT OF RENTS
AND LEASES
             AND SECURITY AGREEMENT


          THIS LEASEHOLD AND FEE MORTGAGE,
ASSIGNMENT OF RENTS AND LEASES AND SECURITY
AGREEMENT, dated as of July 28, 1995 is made by NEWPORT STEEL CORPORATION, a Kentucky corporation
("Mortgagor"), whose address is Ninth and Lowell
Streets, Newport, Kentucky 41072, to THE
HUNTINGTON NATIONAL BANK, as Trustee (in such capacity, the "Trustee") under the Indenture referred to below, as collateral agent
("Mortgagee"), whose mailing address is 540
Madison Avenue, Covington, Kentucky 41011, Kenton
County, Kentucky. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                         Background

A. Mortgagor is the owner of fee and leasehold estates with respect to the real property described on Schedule A attached hereto (such real property together with the Leasehold Improvements referred to below and all other buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real
Estate"). Mortgagor is the owner of a leasehold estate in the building, improvements, structures and fixtures (the "Leasehold Improvements") located on so much of the real property described on Schedule A as is set forth in Schedule A-1 attached hereto, pursuant to that certain Sublease dated April 15, 1981 by and between Interlake, Inc. and Newport Steel Corporation, a copy of which was recorded in Misc. Book 95, Page 167 of the Campbell County, Kentucky public records; as affected by an Assignment and Assumption Agreement dated May 24, 1986 by and between Interlake, Inc.
and The Interlake Companies, Inc. and as amended by an Amendment of Lease Agreement dated as of July 28, 1995, a copy of which will be recorded prior to the recording hereof (the "Mortgaged
Lease").

B. Mortgagor is a wholly owned subsidiary of NS Group, Inc., a Kentucky corporation (the
"Company") and is a Recourse Subsidiary (as defined in the Indenture referred to below).

C. The Company and Mortgagee are parties to that Indenture dated as of July 28, 1995 (as the same may be amended, modified or otherwise supplemented from time to time, the "Indenture"; capitalized terms not defined herein shall have the meanings ascribed thereto in the Indenture) for the benefit of Holders of 13.5% Senior Secured Notes due 2003 in the aggregate principal amount of $125,000,000.00 (the "Securities") issued by the Company, which Securities mature on July 15, 2003.

D. It is a condition precedent to the purchase of the Securities from the Company that the Mortgagor shall have (i) executed and delivered that certain Guaranty of even date herewith in favor of Mortgagee (the "Guaranty") and (ii) executed and delivered this Mortgage to Mortgagee for the ratable benefit of the Holders in order to secure Mortgagor's obligations under the Guaranty.
References in this Mortgage to the "Default Rate" shall mean the interest rate payable with respect to the Securities plus two percent (2%) per annum.

E. It is a condition precedent to the purchase of the Securities from the Company that the Mortgagor shall have executed and delivered that certain Subsidiary Security Agreement (the
"Subsidiary Security Agreement") of even date herewith in favor of Mortgagee, which Subsidiary
Security Agreement shall grant Mortgagee a security interest in and to certain personal property now or subsequently used in connection with the operation of the Real Estate.

NOW, THEREFORE, in consideration of the premises and to induce the Mortgagee to enter into the Indenture and to induce the Holders to purchase the Securities from the Company, the Mortgagor hereby agrees with the Mortgagee, for the ratable benefit of the Holders, as follows:

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure all of Mortgagor's obligations and liabilities under the Guaranty and all other obligations and liabilities of the Mortgagor to the Trustee, the Mortgagee and the Holders (including, without limitation, interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, the Guaranty, this Mortgage, the other
Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee and the Mortgagee that are required to be paid by the Mortgagee pursuant to the terms of the Indenture, the Guaranty or this Mortgage or any other
Security Document) (collectively, the
"Obligations").

MORTGAGOR BARGAINS, SELLS, MORTGAGES, WARRANTS,
CONVEYS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER
AND BY THESE PRESENTS DOES HEREBY BARGAIN, SELL,
MORTGAGE, WARRANT, CONVEY, GRANT, ASSIGN, TRANSFER
AND SET OVER UNTO MORTGAGEE FOR THE RATABLE
BENEFIT OF THE HOLDERS AND HEREBY GRANTS TO
MORTGAGEE FOR THE RATABLE BENEFIT OF THE HOLDERS A
CONTINUING SECURITY INTEREST IN AND TO ALL OF THE
FOLLOWING:

(A) all right, title and interest of Mortgagor in and to the leasehold estate created under and by virtue of the Mortgaged Lease, any interest in any fee, greater or lesser title to the Real Estate that Mortgagor may own or hereafter acquire
(whether acquired pursuant to a right or option, if any, contained in the Mortgaged Lease or otherwise), all options, privileges and rights of Mortgagor under the Mortgaged Lease (including all rights of use, occupancy and enjoyment) and any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right, if any, to renew or extend the Mortgaged Lease for succeeding term or terms and (iii) the right, if any, to purchase the Real Estate) (all of the foregoing being collectively referred to herein as the "Leasehold Estate");

(B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions and remainders thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

(E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

(F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof (other than the Mortgaged Lease), now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing
(collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below)
(collectively, the "Rents");

(G) all right, title and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all right, title and interest of Mortgagor in and to all general intangibles related to the operation of the Improvements now existing or hereafter arising;

(H) all right, title and interest of Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to any such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below and otherwise following and during the continuance of an Event of Default; and all right, title and interest of Mortgagor in and to all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation generally set forth below;

(I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

(J) all right, title and interest of Mortgagor in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged
Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

(K) all right, title and interest of Mortgagor in and to all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property and (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte
Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof
(whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom
(collectively, the "Additional Rents"); and

(L) all proceeds, both cash and noncash, of the foregoing;

excluding, however, notwithstanding any provision set forth in the foregoing clauses (A) through
(L), the property described on Schedule B attached hereto and incorporated herein by reference
(collectively, the "Excluded Property") (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses
(A) through (E), excluding the Excluded Property, are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L), excluding the Excluded Property, are collectively referred to as the "Mortgaged
Property").

PROVIDED, however, that notwithstanding anything to the contrary contained herein (including, without limitation, the Granting Clauses set forth hereinabove), this Mortgage is subject to an express condition, such that if the terms and provisions of the Mortgaged Lease and/or the Prime
Lease (as defined in Section 1(b) below) require that the landlord thereunder consent to the granting of a deed of trust, mortgage, security interest or other encumbrance on the tenant's leasehold interest, then (i) this Mortgage shall be effective with respect to the Leasehold Estate and the Leasehold Improvements and the Granting
Clauses set forth hereinabove shall become operative with respect to the Leasehold Estate and the Leasehold Improvements only at such time as the written consent of the landlord under the Mortgaged Lease and/or the Prime Lease shall have been procured, and (ii) until such written consent shall have been procured (if at all), this Mortgage shall not be effective with respect to the Leasehold Estate and the Leasehold
Improvements and shall not create any lien, security interest or other encumbrance with respect to the Leasehold Estate and the Leasehold
Improvements and the Granting Clauses with respect to the Leasehold Estate and the Leasehold
Improvements shall be of no force or effect.

All of the Mortgaged Property hereinabove described, real, personal and mixed, whether affixed or annexed to the Real Estate or not and all rights hereby conveyed and mortgaged are intended so to be as a unit and are hereby understood, agreed and declared, to the maximum extent permitted by law, to form a part and parcel of the Real Estate and to be appropriated to the use of the Real Estate, and shall be for the purposes of this Mortgage deemed to be real estate and conveyed and mortgaged hereby; provided, however, as to any of the property aforesaid which does not so form a part and parcel of the Real
Estate or does not constitute a "fixture" (as defined in the Uniform Commercial Code of Kentucky
(the "Code")), this Mortgage is hereby deemed to also be a Security Agreement under the Code for purposes of granting a security interest in such property, which Mortgagor hereby grants to Mortgagee, as Secured Party (as defined in the Code), as more particularly provided below in this Mortgage.

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged, together with the right to retain possession of the Mortgaged Property upon and during the continuance of an Event of Default hereunder, unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1. Warranty of Title. (a) Mortgagor warrants that Mortgagor has good title to the Real Estate
(other than to the Leasehold Estate and Leasehold
Improvements) in fee simple and good title to the rest of the Mortgaged Property (other than to the Leasehold Estate and Leasehold Improvements), subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and liens permitted pursuant to subsection 6.10 of the Indenture (collectively, the "Permitted Exceptions"), and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities, excepting, however, the Permitted Exceptions. Mortgagor further warrants that it has the right to mortgage the Mortgaged
Property (other than the Leasehold Estate).

(b) Mortgagor represents and warrants (i) that Mortgagor has title to the leasehold estate in the Leasehold Improvements pursuant to the Mortgaged
Lease, and Mortgagor has a right to mortgage the same, subject to the obtaining of any consents required under the Mortgaged Lease and/or the Prime Lease, (ii) that the Leasehold Improvements are subject only to matters of record, the Mortgaged Lease, that certain Lease Agreement dated as of September 1, 1971 by and between Campbell County, Kentucky, as lessor, and Enbee
Corporation, as lessee, a copy of which was recorded on September 14, 1971 in Misc. Book 65,
Page 563 of the Campbell County, Kentucky public records; as affected by an Assignment dated as of September 1, 1971 by Campbell County, Kentucky to
National Bank of Westchester, as Trustee, a copy of which was recorded on September 14, 1971 in Book 65, Page 602 of said public records; as further affected by an Assignment of Lease dated as of September 1, 1971 by Enbee Corporation to
Interlake, Inc., a copy of which was recorded on September 14, 1971 in Book 65, Page 607 of said public records; as affected by an Assignment and Assumption Agreement dated as of May 24, 1986 by and between Interlake, Inc. and The Interlake
Companies, Inc.  (the "Prime Lease"), this
Mortgage, the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and liens permitted pursuant to subsection 6.10 of the Indenture (collectively, the "Permitted Exceptions"), (iii) that Mortgagor shall warrant and defend the lien thereon granted or intended to be granted by this Mortgage against all persons and entities, excepting, however, the Permitted Exceptions, (iv) that the Mortgaged
Lease is in full force and effect and Mortgagor is the holder of the lessee's or tenant's interest thereunder, (v) that the Mortgaged Lease has not been amended, supplemented or otherwise modified, except as specifically described herein, (vi) that Mortgagor has paid all rents and other charges to the extent due and payable, is not in default under the Mortgaged Lease, has received no notice of default from the lessor thereunder which default remains uncured and knows of no material default by the lessor thereunder, and (vii) that the granting of this Mortgage does not violate the terms of the Mortgage Lease, subject to the obtaining of any consents required under the Mortgaged Lease and/or the Prime Lease.

2.  Payment and Performance of Obligations.
Mortgagor shall pay the Obligations at the times and places and in the manner specified in the Guaranty and shall perform all the Obligations.

3. Requirements. (a) Mortgagor shall comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged
Property, except where the failure to so comply with any of the foregoing would not have a Material Adverse Effect on the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where the failure to so comply with any of the foregoing would not adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental
Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal
Requirements".

(b) With respect to the Real Estate (other than the Leasehold Improvements), from and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate (other than the Leasehold Improvements) as a single zoning lot separate and apart from all other premises, and Mortgagor (as opposed to the lessor under the Mortgaged Lease or any other party) shall not by act or omission impair the integrity of any of the Leasehold Improvements as a single zoning lot separate and apart from all other premises.
Mortgagor represents that each parcel of the Real
Estate (other than the Leasehold Improvements) constitutes a legally subdivided lot, in compliance with all subdivision laws and similar
Legal Requirements, and Mortgagor represents, to the best of its actual knowledge, that each parcel of the Leasehold Improvements constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements.
Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

4.  Payment of Taxes and Other Impositions.  (a)
Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature
(including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged
Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged
Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Obligations the amount so paid, together with interest from the time of payment at the Default
Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

(c)  Mortgagor shall not claim, demand or be
entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage if any such claim would adversely affect the interest of Mortgagee.

(d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii)
Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real
Estate or any part of the Mortgaged Property.

(e) Upon written notice to Mortgagor, Mortgagee, after an Event of Default (as defined below), shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions.
Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

(i)  property insurance against loss or damage by
(A) fire, lightning, windstorm, tornado, water damage and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering
"special" causes of loss, which policy shall include building ordinance law endorsements and shall be automatically reinstated after each loss, and (B) flood and earthquake in annual aggregates of $25,000,000 for flood and $50,000,000 for earthquake;

(ii) comprehensive general liability insurance under a policy covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

(iii) when and to the extent reasonably required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

(iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts reasonably satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

(v) during the course of any construction or repair of Improvements, comprehensive general liability insurance (including coverage for elevators and escalators, if any). The policy shall provide coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

(v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

(vi)  during the course of any construction,
addition, alteration or repair of the
Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductibles reasonably approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

(vii)  boiler and machinery property insurance
covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

(viii) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood
Insurance Act of 1968, as amended; and

(ix) such other insurance in such amounts as Mortgagee may reasonably request from time to time; provided, however, such insurance is usually and customarily carried with respect to similar facilities in the same general area as the Premises.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled without 30 days' prior written notice to Mortgagee, (ii) with respect to all property insurance, provide for deductibles in amounts reasonably satisfactory to Mortgagee (which deductibles shall not exceed $250,000, with the exception of the deductible for boiler and machinery, which deductible shall not exceed a ten
(10) day waiting period deductible), contain a "Replacement Cost Endorsement" (predicated upon rebuilding) without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable to Mortgagor and Mortgagee with respect to the Mortgaged Property as their respective interests may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Mortgagee and be written by insurance companies having an A.M. Best
Company, Inc. rating of A or higher and a financial size category of not less than XII, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured with respect to the Mortgaged
Property and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. Each policy shall expressly provide that any proceeds which are payable to Mortgagee pursuant to the terms hereof shall be paid by check payable to the order of Mortgagee only and shall require the endorsement of Mortgagee only.
The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

(b)  Mortgagor shall deliver to Mortgagee an
original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Mortgagee. Mortgagor shall (i) pay as they become due all premiums for such insurance, and (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, or a certificate of such insurance reasonably acceptable to Mortgagee, accompanied by evidence of payment reasonably satisfactory to Mortgagee.
Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

(c) If Mortgagor is in default of its obligations to insure or deliver any such policy or a certificate thereof under this Section 5, then
Mortgagee, at its option and following written notice to Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Obligations secured by this Mortgage.

(d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged
Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

(a) If the Mortgaged Property in its entirety, or any material part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim in excess of $5,000,000 is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give prompt notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss. If the Mortgaged Property is damaged by fire or other casualty, and if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy with respect to the Mortgaged Property, to appear in and prosecute any action arising from any policy, and to deduct from any insurance proceeds Mortgagee's expenses incurred in the collection process. The insurance proceeds or any part thereof with respect to the Mortgaged Property received by Mortgagee and/or
Mortgagor shall constitute Trust Moneys which shall be paid and/or applied in accordance with subsection 13.2 of the Indenture.

(f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged
Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force with respect to the Mortgaged Property shall pass to the purchaser or grantee and Mortgagor hereby appoints
Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

(g) Upon written notice to Mortgagor, Mortgagee, after an Event of Default, shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance.
Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

(h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by
Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy which shall be applicable on an occurrence basis and (B) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

6.  Restrictions on Liens, Encumbrances and Sales.
Mortgagor acknowledges that any secondary or junior financing placed on the Mortgaged Property
(a) may divert funds that would otherwise be available for payment of the Obligations, (b) could, if foreclosed, force Mortgagee to incur expenses to protect its security, and (c) would impair Mortgagee's right to accept a deed in lieu of foreclosure or otherwise to take actions to further its economic interest prior to foreclosure, because a foreclosure by Mortgagee would be required to clear title to the Mortgaged
Property of any such secondary or junior lien or encumbrance. In accordance with the foregoing and for the purpose of (i) protecting Mortgagee's security, both of repayment and of value in the Mortgaged Property, (ii) giving Mortgagee the full benefit of its bargain and contract with Mortgagor, and (iii) keeping the Mortgaged
Property free of subordinate financing liens, Mortgagor agrees that if the following provisions of this paragraph should be deemed a restraint on alienation, that such provisions are reasonable restraints.

(1) Except for the lien of this Mortgage, the Permitted Exceptions and liens permitted pursuant to subsection 6.10 of the Indenture, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

(2) Except as may be permitted pursuant to the Indenture, including, without limitation, subsection 6.15 thereof, Mortgagor shall not make any Asset Sale.

7.  Relationship of Mortgagee and Mortgagor.
Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Mortgagor or of any beneficiary, tenant, subtenant, operator, concessionaire or licensee of Mortgagor in the conduct of their respective businesses, and without limiting the foregoing, Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of Mortgagee becoming a Mortgagee in possession or exercising any rights pursuant to this Mortgage, any of the other Security
Documents, or otherwise.

8.  Maintenance; No Alteration; Inspection;
Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all necessary (in the good faith opinion of management of Mortgagor) repairs, renewals, replacements, additions, betterments and improvements thereto.
Mortgagor shall not commit any waste of the Improvements and shall not demolish or materially alter the Improvements without the prior written consent of Mortgagee.

(b)  Mortgagee and any persons authorized by
Mortgagee, at all reasonable times after reasonable notice, shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

(c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged
Property in its entirety, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged
Property in its entirety, or any portion thereof.
If the Mortgaged Property in its entirety or any part thereof shall be the subject of condemnation proceedings, Mortgagee, as attorney-in-fact for
Mortgagor, shall have the right to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then
Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation received by Mortgagee and/or
Mortgagor shall constitute Trust Moneys which shall be paid and/or applied in accordance with Subsection 13.2 of the Indenture.

10.  Leases.  (a)   Mortgagor shall not
(i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged
Property other than in favor of Mortgagee or with Mortgagee's prior written consent or (ii) without the prior written consent of Mortgagee, execute any Lease of any of the Mortgaged Property.

(b)  As to any Lease relating to all or any
portion of the Mortgaged Property, Mortgagor shall:

(i)  promptly perform all of the material
provisions of the Lease on the part of the lessor thereunder to be performed;

  (ii) enforce, in accordance with sound business practice, all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

  (iii) appear in and defend, in accordance with sound business practice, any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

   (iv) exercise, within 5 days after receipt of a request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

(v) promptly deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

  (vi)  promptly deliver to Mortgagee a fully
executed counterpart of the Lease; and

  (vii)  promptly deliver to Mortgagee, upon
Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

(c) Mortgagor shall deliver to Mortgagee, within 10 days after receipt of a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

(d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

(e)  As to any Lease now in existence or
subsequently consented to by Mortgagee, Mortgagor shall not, without the prior written consent of Mortgagee, accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

(f) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease entered into after the date of this Mortgage shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize
Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment;
(ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant under each Lease entered into after the date of this Mortgage, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition,
Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(f) of this Section.

11. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within 5 business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

12. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor hereunder, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

13. Hazardous Material. (a) Mortgagor shall comply with any and all applicable Legal
Requirements governing the discharge and removal of Hazardous Material, shall pay promptly when due the costs of removal of any Hazardous Material, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of
(i) applicable cure periods hereunder and under the Indenture, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may cause the Premises to be freed from the Hazardous Material to the extent required by applicable Legal Requirements, and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Obligations and be secured by this Mortgage. Mortgagor further agrees that any release or disposal of Hazardous
Materials at the Premises (other than the Leasehold Improvements) shall comply with all applicable Legal Requirements, and any such release or disposal at the Leasehold Improvements by Mortgagor shall comply with all applicable
Legal Requirements. In addition, Mortgagor agrees not to allow the manufacture, storage, transmission, presence or disposal of any Hazardous Material over or upon the Premises in violation of applicable Legal Requirements.
Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove
Hazardous Material if required by applicable Legal
Requirements and if Mortgagor has failed to so remove after notice. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority with respect to the Mortgaged Property pursuant to any Legal
Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous
Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material
Laws with respect to the Mortgaged Property; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien with respect to the Mortgaged Property or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws with respect to the Mortgaged Property; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material with respect to the Mortgaged Property.

(b)  For the purposes of this Mortgage, "Hazardous
Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response,
Compensation, and Liability Act, any so-called
"Superfund" or "Superlien" law, or any other Legal
Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

(c) The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligations, notwithstanding any limitations on recourse which may be contained herein or in any Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee;
provided, however, that the foregoing
indemnification shall apply only to matters arising prior to any taking of possession of the Premises by Mortgagee or any other person succeeding to the interest of Mortgagee pursuant to the terms hereof; further provided, that the foregoing indemnification shall not apply to loss, costs and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification.

14. Asbestos. Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, and, with respect to any such material currently present in the Premises, shall promptly comply with such Legal
Requirements, at Mortgagor's expense.  If
Mortgagor shall fail to so comply, Mortgagee may do whatever is necessary to comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee and the same shall be added to the Obligations and be secured by this Mortgage. Mortgagor shall give
Mortgagee and its agents and employees, upon prior notice and at reasonable times, access to the Premises to remove such asbestos or substances if required by applicable Legal Requirements and if Mortgagor has failed to so remove after notice.
Mortgagor shall defend, indemnify, and save
Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligations, notwithstanding any limitation on recourse which may be contained herein or in any of the Security Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee;
provided, however, that the foregoing
indemnification shall apply only to matters arising prior to any taking of possession of the Premises by Mortgagee or any other person succeeding to the interest of Mortgagee pursuant to the terms hereof; further provided, that the foregoing indemnification shall not apply to loss, costs and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification.

15.  Event of Default.  The occurrence of an
"Event of Default" (as defined in the Indenture) shall constitute an Event of Default hereunder.

16. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Security Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default described in subsections 8.1(ix) or 8.1(x) of the Indenture, automatically the Obligations immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Obligations to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Guaranty, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Security Documents as the law may allow.
Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

  (ii)  Mortgagee may personally, or by its
agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged
Property or any other collateral as security for the Obligations, enter into and upon the Mortgaged
Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof.
Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
(x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(iii)  It is further agreed that if default be
made in the payment of any part of the
Obligations, as an alternative to the right of foreclosure for the full secured Obligations after acceleration thereof, Mortgagee shall have the right to institute partial foreclosure proceedings with respect to the portion of said Obligations so in default, as if under a full foreclosure, and without declaring the entire secured Obligations due (such proceeding being hereinafter referred to as a "partial foreclosure"), and provided that if a partial foreclosure sale is consummated as provided herein, such sale may be made subject to the continuing lien of this Mortgage for the unmatured portion of the secured Obligations, but as to such unmatured part, this Mortgage, and the lien hereof, shall remain in full force and effect just as though no partial foreclosure sale had been made under the provisions of this Section.
Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a partial foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the Obligations secured hereby by reason of any uncured Event of Default upon which such partial foreclosure was predicated or by reason of any other Event of Default, and proceed with full foreclosure proceedings. It is further agreed that one or more foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured Obligations, it being the purpose to provide for a partial foreclosure sale of the Obligations secured hereby without exhausting the power to foreclose for any other part of the Obligations whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

(b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, Mortgagor's estate in the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged
Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d) The proceeds of any foreclosure or sale of the Mortgaged Property, or any portion thereof, shall be distributed and applied in accordance with all applicable provisions of the Indenture.

17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Guaranty and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

18.  Appointment of Receiver.  If an Event of
Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged
Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

19.  Extension, Release, etc.  (a)  Without
affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations,
(ii) extend the maturity or alter any of the terms of the Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

(b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)  If Mortgagee shall have the right to
foreclose this Mortgage, Mortgagor authorizes
Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

20.  Assignment of Rents.  Mortgagor hereby
assigns to Mortgagee the Rents and Additional
Rents as further security for the payment of the Obligations and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged
Property or any part thereof, and to apply the Rents and Additional Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Additional Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents and Additional Rents; such right of Mortgagor to collect, receive, use and retain the Rents and Additional Rents may be revoked by Mortgagee upon and during the continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment
Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

21. Trust Funds. All lease security deposits of the Real Estate held by Mortgagor shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

22.  Additional Rights.  The holder of any
subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

23. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, Mortgagor shall, if permitted by applicable law, assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Obligations.

24. Notices. All notices, requests, demands and other communications hereunder shall be given in the manner provided in the Indenture.

25. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included.
Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of the Obligations or Security Documents, the obligations of Mortgagor and of any other obligor under the Obligations or Security Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

27.  Waiver of Right of Redemption and Other
Rights.  (a)   Mortgagor hereby voluntarily and
knowingly releases and waives any and all rights to retain possession of the Mortgaged Property upon and during the continuance of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b)  To the fullest extent permitted by law,
Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Security Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Security Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses
(a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Obligations, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude
Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

30. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

(b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Obligations), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage
(including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor and/or any Subsidiary), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's acceptance of the Guaranty, then
Mortgagor will promptly reimburse or pay to Mortgagee all of the expenses which have been incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged
Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

(c)  Mortgagor shall indemnify and hold harmless
Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor; provided, however, that the foregoing indemnification shall not apply to claims, damages and the like arising from the gross negligence or wilful misconduct of the party seeking indemnification. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

31.  Successors and Assigns.  All covenants of
Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind
Mortgagor, the successors and assigns of Mortgagor
(and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged
Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word
"Mortgagor" shall be construed as if it read
"Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one
Mortgagor, the obligations of the Mortgagors shall be joint and several.

32. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged
Property, any part of the security held for the Obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

33. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State where the Real Estate is located, except that Mortgagor expressly acknowledges that by its terms the Indenture and the Guaranty shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New
York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

34.  Waiver of Trial by Jury.  Mortgagor and
Mortgagee each hereby irrevocably and
unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.
Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder (other than compulsory counterclaims and other counterclaims that must be interposed in connection with such suit under applicable law) and all rights to have any such suit consolidated with any separate suit, action or proceeding (it being understood and agreed, however, that Mortgagor shall have the right to raise any such claim in a separate suit, action or proceeding).

35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor collateral agent to the Mortgagee," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience of reference only and in no way limit or amplify the provisions hereof.

36.   Security Agreement under Uniform Commercial
Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Code.
If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged
Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply).
If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses.
At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word
"Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of the Code; and (iii) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

(c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument.
Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require.
Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

37.  Release Upon Payment and Discharge of
Mortgagor's Obligations. Mortgagee shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Obligations secured hereby (including payment of reasonable expenses incurred by Mortgagee in connection with the execution of such release) and upon full and complete performance of all of the Obligations. Mortgagee shall otherwise release this Mortgage and the lien hereof in accordance with the terms of Article XII of the Indenture.

38.  Maximum Additional Indebtedness.  This
Mortgage secures not only said indebtedness but also any renewal or extension of any part or all of said indebtedness; any interest on any such renewal or extension; and any "Future Advances," as hereinafter defined. Any portion of said indebtedness which is incurred after the execution of this Mortgage pursuant to any instrument referring to this Mortgage, or which is evidenced by any instrument stating that said indebtedness is secured by this Mortgage, shall be defined as a "Future Advance". The maximum additional indebtedness which may be secured hereby shall not exceed $50,000,000.00. This Section shall serve as a notice to any subsequent holder of a lien, encumbrance, security title or other claim in and to the Mortgaged Property, or of the Mortgaged
Property, that Mortgagee claims the priority of the lien of this Mortgage for all such Future
Advances, as well as for all other obligations secured hereby. This Section shall also be notice that Mortgagee reserves the right, upon agreement thereto with the Mortgagor, to modify, extend, consolidate, and renew the said indebtedness, or any portions thereof, and the rate of interest charged thereon, without affecting the priority of the lien created by this Mortgage.

39. Consistency with Other Documents. If any provision hereof conflicts with any provisions of the Indenture, then the terms of the Indenture shall control to the extent of such conflict.

40. Mortgaged Lease Provisions. (a) Mortgagor shall pay or cause to be paid all rent and other charges required under the Mortgaged Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed, all other material obligations, covenants, agreements, indemnities, representations, warranties or liabilities required of Mortgagor under the Mortgaged Lease. Mortgagor shall not, without the consent of Mortgagee, (i) either orally or in writing, modify, amend or permit any modification or amendment of any of the terms of the Mortgaged
Lease in any material respect, (ii) in any manner, cancel, terminate or surrender, or permit the cancellation, termination or surrender of the Mortgaged Lease, in whole or in part, except, subject to Section 40(i) hereof, any expiration of the Mortgaged Lease pursuant to its terms, or
(iii) permit the subordination thereof to any mortgage; and any attempt to do the foregoing shall be null and void and of no effect.

(b) Mortgagor shall do, or cause to be done, all things reasonably necessary to preserve and keep unimpaired all material rights of Mortgagor as lessee under the Mortgaged Lease, and to prevent any material default by Mortgagor under the Mortgaged Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, except, subject to Section 40(i) hereof, any expiration of the Mortgaged Lease pursuant to its terms. Mortgagor hereby authorizes and irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, upon the occurrence and continuance of an Event of Default hereunder, to take any and all actions deemed necessary or desirable by Mortgagee to perform and comply with all the obligations of Mortgagor under the Mortgaged Lease, and to do and take, but without any obligation so to do, any action which Mortgagee deems necessary or desirable to cure any default by Mortgagor under the Mortgaged Lease, to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole reasonable discretion, deems necessary or desirable in order to cure any default of Mortgagor pursuant thereto, to the end that the rights of Mortgagor in and to the leasehold estate created by the Mortgaged Lease shall be kept unimpaired and free from default, and all sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee.
Mortgagor shall, within five (5) business days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph (b).

(c)  Mortgagor shall enforce the material
obligations of the lessor under the Mortgaged
Lease, and shall promptly notify Mortgagee in writing of any material default by either the lessor (if known by Mortgagor) or by Mortgagor in the performance or observance of any of the terms, covenants and conditions contained in the Mortgaged Lease. Mortgagor shall deliver to Mortgagee, within ten (10) business days after receipt, a copy of any material notice, demand, complaint or request for compliance made by the lessor under the Mortgaged Lease. If the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith pursuant to the provisions of this Mortgage in reliance thereon.

(d)  If any action or proceeding shall be
instituted to evict Mortgagor or to recover possession of the Mortgaged Property from Mortgagor or any part thereof or interest therein or any action or proceeding otherwise affecting the Mortgaged Lease or this Mortgage shall be instituted, then Mortgagor shall, promptly after receipt, deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(e) Mortgagor covenants and agrees that the fee title to the Real Estate and the leasehold estate created under the Mortgaged Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Real Estate, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Mortgage.

(f)  No release or forbearance of any of
Mortgagor's obligations under the Mortgaged Lease, pursuant to the Mortgaged Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage.

(g) So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may, without the consent of Mortgagee, make any election or give any consent or approval under the Mortgaged Lease. Upon the occurrence and continuance of any Event of Default hereunder, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Mortgaged Lease, all of which are hereby assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.

(h) Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Mortgaged Lease involving amounts in excess of $1,000,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may conduct the proceeding provided that
(i) Mortgagee shall have the right to intervene and participate in any such proceeding,
(ii) Mortgagor shall confer with Mortgagee,
(iii) Mortgagor shall exercise all reasonable rights of arbitration conferred upon it by the Mortgaged Lease and (iv) Mortgagor's selection of an arbitrator shall be subject to prior written approval by Mortgagee; provided, however, upon the occurrence and continuance of an Event of Default hereunder, Mortgagee shall have sole authority to conduct the proceeding and Mortgagor hereby irrevocably appoints and constitutes Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with any interest, in its name, place and stead, to exercise, at the expense of Mortgagor, all right, title and interest of Mortgagor in connection with such arbitration, including the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Mortgagor. Nothing contained herein shall obligate Mortgagee to participate in such arbitration.

(i) Mortgagor shall not fail to exercise any option or right to renew or extend the term of the Mortgaged Lease without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Mortgagor shall give
Mortgagee simultaneous written notice of any such exercise, together with a copy of the notice or other document given to the lessor, and shall promptly deliver to Mortgagee a copy of any acknowledgment by such lessor with respect to the exercise of such option or right. Upon the occurrence and continuance of any Event of Default hereunder, Mortgagee may act in its stead and Mortgagor hereby irrevocably authorizes and appoints Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to execute and deliver, for and in the name of Mortgagor, all of the instruments and agreements necessary under the Mortgaged Lease or otherwise to cause any extension of the term of the Mortgaged Lease. Nothing contained herein shall affect or limit any rights of Mortgagor or Mortgagee granted under the Mortgaged Lease.

(j) Mortgagor shall, within ten (10) days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Mortgaged Lease, including, without limitation, rent.

(k) (i) The lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to Subsection
365(h) of the Bankruptcy Code, 11 U.S.C. 365(h), as the same may hereafter be amended (the
"Bankruptcy Code"), including, without limitation, all of Mortgagor's rights to remain in possession of the Real Estate. Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Mortgaged Lease as terminated under Subsection
365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's consent shall be void.

(ii) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising under the Bankruptcy Code from any rejection of the Mortgaged Lease by the lessor or any fee owner of the Real Estate or any part thereof. Upon and during the continuance of an Event of Default hereunder, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Mortgaged Lease, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case with respect to the lessor or any fee owner of the Real Estate or any part thereof. Any amounts received by Mortgagee as damages arising out of the rejection of the Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee
(including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph.
Mortgagor shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out the assignment pursuant to this paragraph.

(iii) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Mortgaged Lease the amount of any damages caused by the nonperformance by the lessor of any of its obligations under such Mortgaged Lease after the rejection by the lessor of such Mortgaged Lease under the Bankruptcy Code, then, upon and during the continuance of an Event of Default hereunder, Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Upon and during the continuance of an Event of Default hereunder, Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Mortgaged Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts so objected to by Mortgagee.
Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

(iv) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor or any other fee owner of the Real Estate, or any portion thereof or interest therein, or the Mortgaged Lease in connection with any case under the Bankruptcy Code, then, upon and during the continuance of an Event of Default hereunder, Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee's choice. Upon and during the continuance of an Event of Default hereunder, Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents reasonably required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses
(including attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Upon and during the continuance of an Event of Default hereunder, Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.

(v) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or fee owner of the Real
Estate of a petition under the Bankruptcy Code.
Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

  (vi)    If there shall be filed by or against
Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Mortgaged Lease, shall determine to reject the Mortgaged Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than twenty (20) days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy
Court for authority to reject the Mortgaged Lease.
Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty (20) day period a notice stating that Mortgagee demands that Mortgagor assume and assign the Mortgaged Lease to Mortgagee pursuant to
Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Mortgaged Lease and shall comply with the demand provided for in the preceding sentence; provided, however, that in connection with any such assumption and assignment, Mortgagee shall provide Mortgagor with the funds necessary to comply with the cure obligations and other monetary obligations described under subsection
365(b) of the Bankruptcy Code, and the amount of any such sums so provided shall be secured hereby and shall be included as claims against Mortgagor in the bankruptcy proceeding. In addition, effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy
Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Mortgaged Lease may be rejected or assumed.

(l) If the Mortgaged Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Mortgaged
Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Mortgaged
Lease a new lease of the Real Estate or any part hereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

(m) Notwithstanding anything contained herein to the contrary, the terms and provisions of this
Section 40 shall be effective only from and after the date (if ever) on which the Leasehold Consent shall have been obtained and recorded in accordance with the terms hereinabove provided.

This Mortgage has been duly executed by Mortgagor on the date first above written.

ATTEST:
By:  /S/ ELIZABETH B. KELLY
Name: Elizabeth B. Kelly
Title: [Assistant] Secretary

NEWPORT STEEL CORPORATION
By:  /S/ J. R. PARKER
Name: John R. Parker
Title: [Vice] President


[SEAL]

STATE OF NEW YORK                  )
                                   )    SS.
COUNTY OF NEW YORK                 )

The foregoing instrument was acknowledged before me this 26th day of July, 1995, by John R. Parker and Elizabeth B. Kelly, [Vice] President and
[Assistant] Secretary, respectively, of Newport
Steel Corporation, a Kentucky corporation, on behalf of said corporation.


/S/ STEVEN MAHER
Notary Public

[Notarial Seal]

My Commission Expires:
STEVEN MAHER
NOTARY PUBLIC, State of New York
No. 31-4973136
10/15/96
Qualified in New York County
Certificate Filed in
New York County
Commission Expires October 15, 1996
SCHEDULE A

WILDER WORKS


PARCEL A (OVERALL PARCEL):

A parcel of land lying on the southwesterly side of Licking Pike (KY 9) in Wilder, Campbell County,
Kentucky, and being more particularly described as follows:

Beginning at a point said point being 30.5 feet left of Licking Pike Station 50+47, said point also being North 0 degree 57' 44" East 460.00 feet from the northwesterly right of way line of North
Street, and running thence; North 85degree 34' 40" West
648.25 feet; thence South 05degree 35' 23" West 250.00 feet; thence North 85degree 34' 40" West 530.00 feet;
thence North 84degree 24' 37" West 45.00 feet to a point in the westerly right of way line of the L &
N Railroad property and the TRUE POINT OF
BEGINNING of the parcel herein described thence continuing along said westerly right of way of the L & N Railroad property the next twenty-one (21) courses:

1)   South 14degree 43' 41" West 330.77 feet;
2)   South 84degree 24' 37" East 78.00 feet;
3)   South 05degree 35' 23" West 800.00 feet;
4)   South 09degree 18' 31" West 100.21 feet;
5)   South 05degree 35' 23" West 200.00 feet;
6)   South 84degree 24' 37" West 17.00 feet;
7)   South 05degree 35' 23" West 73.97 feet;
8)   South 84degree 24' 37" East 8.00 feet;
9)   South 05' 35' 23" West 164.00 feet;
10)  North 84degree 24' 37" West 8.00 feet;
11)  South 05degree 35' 23" West 126.00 feet;
12)  South 84degree 24' 37" West 19.50 feet;
13)  South 05degree 35' 23" West 84.00 feet;
14)  North 84degree 24' 37" West 19.50 feet;
15)  South 05degree 35' 23" West 91.17 feet to
16) a point of curvature of a 907.84 foot radius to the right (chord bears South 09degree 34' 22" West
126.12 feet) thence southwesterly along the arc of said curve 126.22 feet to
17)  a point of compound curvature to the right
(chord bears South 24degree 04' 46" West 237.61 feet) thence southwesterly along the arc of said curve
238.30 feet to
18)  a point of compound curvature to the right
(chord bears South 44degree 50' 26" West 410.88 feet) thence southwesterly along the arc of said curve
426.23 feet; thence
19)  South 58degree 01' 23" West 175.71 feet;
20)  North 80degree 37' 45" West 333.02 feet;
21) South 58degree 01' 23" West 132.49 feet to a point of intersection of the westerly right of way line of the L & N Railroad property and the centerline of the Licking River; thence along the centerline of said River the next nine (9) courses:

(1)  North 37degree 07' 46" West 682.89 feet;
(2)  North 22degree 35' 30" West 678.77 feet;
(3)  North 10degree 33' 32" West 650.94 feet;
(4)  North 13degree 39' 07" East 1015.11 feet;
(5)  North 21degree 14' 11" East 986.30 feet;
(6)  North 16degree 12' 13" East 1039.41 feet;
(7)  North 14degree 29' 45" East 1308.22 feet;
(8)  North 11degree 13' 44" East 872.36 feet;
(9)  North 20degree 21' 59" East 414.26 feet;

thence leaving said centerline of Licking River and continuing North 67degree 25' 56" East 274.83 feet to the westerly right of way of the L & N Railroad property thence along said westerly right of way line the next eight (8) courses:

(1)  South 27degree 01' 43" East 290.00 feet;
(2)  South 25degree 25' 20" West 831.25 feet;
(3)  South 15degree 13' 54" East 597.60 feet;
(4)  South 03degree 00' 57" East 266.00 feet;
(5)  South 86degree 59' 03" West 5.00 feet;
(6)  South 03degree 00' 57" East 567.23 feet;
(7)  South 01degree 20' 23" West 436.40 feet;
(8)  South 05degree 35' 23" West 1743.44 feet;

to the TRUE POINT OF BEGINNING. Contains 216.998 acres. Less and excepting the parcel of land deed to Sanitation District No. 1 of Campbell and
Kenton Counties of record at Deed Book 375, Page
323 of the Campbell County Recorder's Office.
Contains 0.0344 Acres.  Overall parcel total:
216.964 Acres.

PARCEL B (ENTRANCE PARCEL) (EASEMENT ONLY):

A parcel of land lying on the southwesterly side of Licking Pike (KY 9) in Wilder, Campbell County,
Kentucky, and being more particularly described as follows:

Beginning at point, said point being 30.5 feet left of Licking Pike Station 50+47, said point also being North 0degree 57' 44" East 460.00 feet from the northwesterly right of way line of North
Street, and running thence North 85degree 34' 40" West
648.25 feet; thence South 05degree 35' 23" West 250.00 feet; thence North 85degree 34' 40" West 530.00 feet;
thence North 84degree 24' 37" West 45.00 feet to a point in the westerly right of way line of the L &
N Railroad; thence North 05degree 35' 23" East along said westerly right of way line 7.65 feet to the TRUE POINT OF BEGINNING of the tract herein described; thence North 05degree 35' 23" East along said westerly right of way line 34.93 feet; thence
North 74degree 05' 23" East 258.43 feet to a point curvature of a 457.69 foot radius curve to the left (chord bears North 64degree 49' 53" East 147.27 feet) thence northeasterly along the arc of said curve 147.91 feet; thence North 55degree 34' 23" East
100.88 feet; thence North 54degree 32' 08" East 280.23 feet; thence North 45degree 59' 00" East 149.80 feet;
thence North 42degree 40' 00" East 209.82 feet; thence
North 35degree 41' 42" East 95.78 feet; thence North 18degree 44' 12" East 94.69 feet; thence North 06degree 33' 27" East 533.11 feet; thence North 12degree 42' 47"
East 182.67 feet; thence North 03degree 34' 17" East
96.27 feet; thence North 08degree 18' 35" West 97.12 feet; thence North 12degree 54' 23" West 216.84 feet;
thence North 05degree 10' 53" West 102.43 feet; thence
South 00' 54' 07" east 81.51 feet; thence South
13degree 03' 52" East 55.62 feet; thence North 27degree 02' 44" East 58.19 feet to the westerly right of way line of Licking Pike (KY route 9); thence South
19degree 55' 52" East along said westerly right of way line 44.46 feet; thence South 27degree 02' 44" West
23.88 feet; thence South 13degree 03' 52" West 48.18 feet; thence South 00degree 54' 07" West 76.33 feet;
thence South 05degree 10' 53" East 98.52; thence South 12degree 54' 23" East 216.05 feet; thence South 08degree 18' 35" West 101.67 feet; thence South 03degree 34' 17"
West 102.25 feet; thence South 12degree 42' 47" West
183.52 feet; thence South 06degree 33' 27" West 534.83 feet; thence South 18degree 44' 12" West 103.00 feet;
thence South 35degree 41' 42" West 102.60 feet; thence
South 42degree 40' 00" West 212.74 feet; thence South 45degree 59' 00" West 153.17 feet; thence South 54degree 32' 08" West 282.96 feet; thence South 55degree 34' 23"
West 101.17 feet to a point of curvature of a
490.19 foot radius curve to the left (chord bears
South 64degree 49' 53" West 157.73 feet) thence southwesterly along the arc of said curve 158.42 feet; thence South 74degree 05' 23" West 271.23 feet to a point on the aforementioned westerly right of way line of the L & N Railroad property and the TRUE POINT OF BEGINNING. Contains 2.064 Acres.

Groups:  1372
1533

PARCEL C (AKA PARCEL 38) (EASEMENT ONLY):

A perpetual easement, right-of-way or servitude approximately 38 feet in width for the purpose of constructing, maintaining, repairing and using a vehicular grade crossing, a pedestrian overpass or a pedestrian and vehicular overpass or a combination thereof, and in the event of the use of any overpass for the future purposes of erecting, maintaining and using the necessary foundations and supports for spans four tracts in width and having a vertical clearance of not less than 23 feet and a horizontal clearance of not less than 8 feet. Said easement is for the further purpose of installing, maintaining, repairing and using underground, grade or overhead water, gas and electric lines, which lies if overhead and not affixed to a structure, shall have a vertical clearance of not less than 30 feet and a horizontal clearance of not less than 8 feet. Said easement being over, upon and across a certain tract or parcel of land situated in the Town of Wilder, Campbell County, Kentucky, and beginning at a point North 5 degrees 21 minutes 16 seconds East 109.41 feet distant from the South line of the lands conveyed to Andrews Steel
Company by James C. Wright, Trustee, October 23,
1918 and recorded in Deed Book 129, page 400, of the records in the County Clerk's office at Newport, Kentucky, where same intersects the East line of the L & N right of way; thence North 84 degrees 38 minutes 44 seconds West a distance of 75 feet to a point in the west line of the L & N right of way; thence North 5 degrees 21 minutes 16 seconds East along said West line of said right of way a distance of 38 feet to a point; thence South
84 degrees 38 minutes 44 seconds East a distance of 75 feet to a point in the East line of said right of way; thence South 5 degrees 21 minutes 16 seconds West along said East line of said right of way a distance of 38 feet to the point of beginning.

Group:  1372

PARCEL D (AKA PARCEL 50) (EASEMENT ONLY)

The rights and easements granted to Interlake, Inc. in the Easement Agreement dated March 16,
1976, recorded May 14, 1976 in Miscellaneous Book
78, page 225, in Campbell County, Kentucky, made by and among Interlake, Inc., Louisville, and Nashville Railroad Company and Licking River
Terminal Company.

PARCEL E - LEASEHOLD ESTATE:

Leasehold Estate created by Sublease from Interlake, Inc. to Newport Steel Corporation dated
4/15/81 and recorded at Misc. Book 95, page 167, leasing for a term of years beginning 4/15/81 and continuing until September 1, 1996, and any greater estate acquired by Mortgagor hereafter, the following described property (2 PARTS):

GROUP:    760, 768, 1372 AND 1533

PART 1:   LEASEHOLD ESTATE

Situate in the City of Wilder, Campbell County,
Kentucky and being more particularly described as follows:

Commencing at the point of intersection of the center line of North Street and the center line of Elm Street as shown on the plat of Maple Park
Subdivision and recorded in Plat Book 12, Page 4B in the Campbell County Recorder's Office at
Newport, Kentucky; thence with the center line of North Street N. 82degree 17' W. 869.94 feet to a point in the easterly right-of-way line of the Louisville and Nashville Railroad; thence with the easterly right-of-way line of said Railroad N. 5degree
21' 16" E., 1065.98 feet to the real POINT OF
BEGINNING; thence continuing with the said railroad right-of-way line N. 5degree 21' 16" E., 150.0 feet to a point; thence S. 84degree 38' 44" E., 240.00
feet to a point; thence S. 5degree 21' 16" W., 150.0
feet to a point; thence N. 84degree 38' 44" W., 240.00 feet to the PLACE OF BEGINNING.

Containing 0.826 acres, more or less.

PART 2:   II-EASEMENT AND RIGHTS OF WAY - A
Leasehold only as described above, created on the following Easement and Right of Way:

An EASEMENT for ingress and egress to the herein described tract. Said easement to extend from the intersection of the existing access drive to the Interlake Steel Corporation Plant with State Route
9 (Licking Pike), thence with said access drive south westwardly 2004.34 feet, more or less, to a point; thence with an easement or right-of-way, 25 feet in width, 960 feet, more or less to a point in the southerly line of the tract described herein; the center line of said easement being more particularly described as follows: Beginning at the point of intersection of the center line of said existing access drive to the Interlake Steel Corporation Plant with the center line of State
Route 9 (Licking Pike); thence S. 43degree 04' W.,
79.72 feet to a point; thence curving to the left along the arc of a circle having a radius of 125 feet a distance of 51.12 feet said arc being subtended by a chord bearing S. 31degree 21' W., and
50.77 feet long; thence continuing with the center line of said existing drive, S. 19degree 38' W., 78.38 feet; thence 12degree 31' W., 100.00 feet; thence S. 5degree 53' W., 216.64 feet; thence S. 9degree 44' W., 100.00 feet; thence S. 20degree 50' W., 100.00 feet; thence S. 31degree 11' W., 182.86 feet; thence S. 25degree 14' W.,
533.83 feet; thence S. 36degree 33' W., 100.00 feet;
thence S. 53degree 01' W., 100.00 feet and S. 62degree 28' W., 361.80 feet to a point in the center of the said 25 foot easement or right-of-way; thence with the center line of said 25 foot easement N. 81degree
54' 15" W., 532.40 feet; thence N. 1degree 57' 45" E.,
300.25 feet and N. 8degree 15' 45" E., 130.51 feet to a point in the southerly line of the herein above described tract, said point being S. 84degree 38' 44"
E., and 55.84 feet from the southwesterly corner of said tract.

PARCEL F:

A parcel of land lying on the Southwesterly side of Licking Pike (KY 9) in Wilder, Campbell County,
Kentucky also a portion of property as described as "Parcel D" recorded at Deed Book 465, page 282 in the Campbell County recorder's office and being more particularly described as follows:

Beginning at a point, said point being 30.5 feet left of Licking Pike station 87+23 said point also being South 32degree 11' 40" East 308.00 feet from the center of Huling Street and running thence South
72degree 46' 00" West 92.36 feet; thence South 17degree 14'
00" East 466.88 feet; thence South 05degree 06' 20"
East 330.85 feet; thence South 69degree 37' 40" West
200.71 feet; thence South 06degree 12' 20" East 759.76 feet; thence South 06degree 47' 00" West 768.02 feet;
thence South 83degree 13' 00" East 202.29 feet; thence
South 05degree 03' 00" West 325.20 feet to the TRUE
POINT OF BEGINNING of the tract herein described and running thence a South 84degree 57' 00" East 12.90 feet; thence South 05degree 03' 00" West 70.00 feet;
thence North 84degree 57' 00" West 185.00 feet; thence
North 05degree 03' 00" East 70.00 feet; thence South
84degree 57' 00" East 172.10 feet to the TRUE POINT OF
BEGINNING. Contains 0.2973 acres. Together with a thirty (30) foot wide access easement described as follows:

Beginning at the southwest most corner of the above described tract and running thence South 84degree
57' 00" East 30.00 feet; thence South 05degree 03' 00"
West 315.19 feet; thence South 85degree 54' 40" East
506.53 feet to the westerly line of Steel Plant
Road thence South 45degree 59' 00" West along said westerly line 40.30 feet; thence North 85degree 54' 40"
West 510.13 feet; thence North 05degree 03' 00" East
345.70 feet to the point of beginning of the access easement herein described.

SCHEDULE A

NEWPORT WORKS


GROUP:    41202/A1  41205/A1

41202/A2  41205/Z

41202/A3

41202/A4  41476/A1

41202/A5  41476/Z

41202/Z

41480/A1

41203/A1  41480/Z

41203/A2

41203/A3  41527/A1

41203/A4  41527/A2

41203/A5  41527/Z

41203/Z

41528/A1

41204/A1  41528/A2

41204/A2  41528/A3

41204/A3

41204/A4

41204/A5

41204/Z

PARCEL 1:

A parcel of land lying on the easterly side of the Licking River between 6th Street and 10th Street in Newport, Campbell County, Kentucky and being more particularly described as follows:

Beginning at a point in the southerly right of way line of Sixth Street at its intersection with the centerline of Lowell Street (now closed) said point being South 55degree 18' 00" West 25.00 feet from the northwesterly corner of Lot 138, Southern
Subdivision Plat Book 5, Page 31 Campbell County
Records, Newport, Kentucky and running thence
South 35degree 00' 00" East along said centerline of closed Lowell Street 718.27 feet to the centerline of 8th Street; thence North 55degree 11' 00" East along said centerline 28.36 feet; thence South 46degree 00'
09" East 249.86 feet; thence South 34degree 49' 00"
East 12.50 feet to the centerline of closed Powell
Street; thence North 55degree 11' 00" East along said centerline of Powell Street 114.09 feet; to the centerline of closed Mill Street; thence South 35degree
00' 00" East along said centerline 361.61 feet to the northerly right of way line of 9th Street;
thence South 55degree 03' 00" West along said right of line 212.09 feet to the westerly right of way line of Lowell Street; thence South 34degree 52' 00" East along said westerly right of line of Lowell Street
531.03 feet; thence North 44degree 28' 49" West 101.77 feet; thence South 56degree 23' 49" West 632.38 feet to the centerline of the Licking River; thence along the centerline of said river the next three courses:

1)   North 35degree 24' 07" West 889.48 feet
2)   North 25degree 59' 02" West 759.37 feet
3)   North 18degree 29' 00" West 247.25 feet

thence North 55degree 00' 00" East 466.80 feet; thence
South 35degree 18' 00" East 140.50 feet to the aforementioned southerly right of way line of 6th
Street; thence North 55degree 18' 00" East along said right of way line 25.00 feet to the point of beginning. Contains 29.090 Acres more or less.

GROUP:  41433/A2
GROUP:  41433/A3
PARCEL 2:

Situated in City of Newport, Campbell County,
State of Kentucky, and more particularly described as follows: Lots 244, 245, 246, 247, 248 and 249 and the westerly 22 1/2 feet off of Lot 243 in the Trustees' Addition to the said City of Newport.
Said lot number Two Hundred Forty-Nine (249) being located at the Southeast corner of Ninth and Lowell Streets, fronting thirty-five (35) feet on Lowell Street by one hundred (100) feet deep.
Lots Numbers Two Hundred Forty-Four (244) to Two
Hundred Forty-Eight (248) each fronting thirty
(30) feet on the southerly side of ninth Street;
and the westerly twenty-two and one-half (22 1/2) feet off of Lot Number Two Hundred Forty-Three
(243) is described as follows: Beginning at a point in the southerly line of Ninth Street, between Brighton and Lowell Streets at the dividing line between Lots Number Two Hundred
Forty-Three (243) and Two Hundred Forty-Four (244) in said addition; thence eastwardly with the southerly line of Ninth Street twenty-two and one half (22 1/2) feet, and from these two points extending back southwardly, in rectangular shape, one hundred (100) feet deep to an alley.

Also being described as follows: beginning at a point where the east right of way line of Lowell
Street intersects the southerly right of way line of 9th Street and running thence North 55degree 03' 00"
East along said southerly right of way line 207.50 feet; thence South 34degree 52' 00" East 100.00 feet;
thence South 55degree 03' 00" West 207.50 feet to the easterly right of way line of the aforementioned east right of way line of Lowell Street; thence
North 34degree 52' 00" West along said right of way line 100.00 feet to the point of beginning.
Contains 0.4764 Acres.

GROUP:  41434/A1
PARCEL 3:

Lying and being in the City of Newport, Campbell
County, Kentucky, and known and designated as Lot
Number Two Hundred Fifty (250) in the Trustees'
Addition to the City of Newport, Campbell County,
Kentucky, said lot being situated on the Northeast corner of Lindsey and Lowell Streets in said City and situated in the City of Newport, County of Campbell, and State of Kentucky, and being all of Lot Numbered Two Hundred and Fifty-One (251) in the Trustees' Addition to said City. Said Lot
No. 251 is bounded as follows: Beginning at a point in the northerly line of Lindsey Street, which point is 35 feet eastwardly from the northeasterly corner of Lindsey and Lowell
Streets; thence it runs eastwardly, in said northerly line of Lindsey Street, thirty (3) feet to a point; and from such two points extends back northwardly, between parallel lines, and lines which are parallel with Lowell Street aforesaid, one hundred (100) feet to the southerly line of a 16-foot wide alley.

Also being described as follows: Beginning at a point where the easterly right of way line of Lowell Street intersects with the northerly right of way line of Lindsey Street and running thence;
North 34degree 52' 00" West along said easterly right of way line of Lowell Street 100.00 feet; thence
North 55degree 03' 00" East 65.00 feet; thence South
34degree 52' 00" East 100.00 feet to the aforementioned northerly right of way of Lindsey Street thence;
South 55degree 03' 00" West along the northerly right of way line 65.00 feet to the point of beginning.
Contains 0.1492 Acres.

SCHEDULE A-1

WILDER WORKS

PARCEL E - LEASEHOLD ESTATE:

Leasehold Estate created by Sublease from Interlake, Inc. to Newport Steel Corporation dated
4/15/81 and recorded at Misc. Book 95, page 167, leasing for a term of years beginning 4/15/81 and continuing until September 1, 1996, and any greater estate acquired by Mortgagor hereafter, the following described property (2 PARTS):

GROUP:  760, 768, 1372 AND 1533

PART 1:  LEASEHOLD ESTATE

Situate in the City of Wilder, Campbell County,
Kentucky and being more particularly described as follows:

Commencing at the point of intersection of the center line of North Street and the center line of Elm Street as shown on the plat of Maple Park
Subdivision and recorded in Plat Book 12, Page 4B in the Campbell County Recorder's Office at
Newport, Kentucky; thence with the center line of North Street N. 82 17' W. 869.94 feet to a point in the easterly right-of-way line of the Louisville and Nashville Railroad; thence with the easterly right-of-way line of said Railroad N. 5
21' 16" E., 1065.98 feet to the real POINT OF
BEGINNING; thence continuing with the said railroad right-of-way line N. 5 21' 16" E., 150.0 feet to a point; thence S. 84  38' 44" E., 240.00
feet to a point; thence S. 5  21' 16" W., 150.0
feet to a point; thence N. 84 38' 44" W., 240.00 feet to the PLACE OF BEGINNING.

Containing 0.826 acres, more or less.

PART 2:  II-EASEMENT AND RIGHTS OF WAY - A
Leasehold only as described above, created on the following Easement and Right of Way:

An EASEMENT for ingress and egress to the herein described tract. Said easement to extend from the intersection fo the existing access drive to the Interlake Steel Corporation Plan with State Route
9 (Licking Pike), thence with said access drive south westwardly 2004.34 feet, more or less, to a point; thence with an easement or right-of-way, 25 feet in width, 960 feet, more or less to a point in the southerly line of the tract described herein; the center line of said easement beign more particularly described as follows: Beginning at the point of intersection fothe center line of said existing access drive to the Interlake Steel
Corporation Plan with the center line of State
Route 9 (Licking Pike); thence S. 43  04' W.,
79.72 feet to a point; thence curving to the left along the arc of a circle having a radius of 125 feet a distance of 51.12 feet said arc being subtended by a chord bearing S. 31 21' W., and
50.77 feet long; thence continuing with the center line of said existing drive, S. 19 38' W., 78.38 feet; thence 12  31' W., 100.00 feet; thence S. 5
53' W., 216.64 feet; thence S. 9  44' W., 100.00
feet; thence S. 20  50' W., 100.00 feet; thence S.
31  11' W., 182.86 feet; thence S. 25  14' W.,
533.83 feet; thence S. 36  33' W., 100.00 feet;
thence S. 53  01' W., 100.00 feet and S. 62  23'
W., 361.80 feet to a point in the center of the said 25 foot easement or right-of-way; thence with the center line of said 25 foot easement N. 81
54' 15" W., 532.40 feet; thence N. 1  57' 45" E.,
300.25 feet and N. 8  15' 45" E., 130.51 feet to a
point in the southerly line of the herein above described tract, said point being S. 84 38' 44"
E., and 55.84 feet from the southwesterly corner of said tract.

SCHEDULE B


EXCLUDED PROPERTY

a) Any and all Collateral (as defined in that certain Revolving Credit, Guaranty and Security
Agreement dated as of July 28, 1995 by and between Newport Steel Corporation, Koppel Steel
Corporation and Imperial Adhesives, Inc., as borrowers, NS Group, Inc., Erlanger Tubular
Corporation, Northern Kentucky Air, Inc. and
Northern Kentucky Management, Inc., as guarantors,
The Bank of New York Commercial Corporation, as
Lender, as ACM Agent and as Co-Agent, and PNC Bank
Ohio, National Association, as Lender and as Co-
Agent, and other lenders parties thereto).

b) Any and all intellectual property rights and interests, including, without limitation, any and all trade names, trade marks, copyrights, trade secrets and patents.

c)   Any and all vehicles and rolling stock.

d) Any and all leased Equipment if and to the extent the terms and conditions of the applicable lease documentation prohibit, restrict or require consent in connection with the creation of liens and security interests with respect to such Equipment.

e)   Any and all general intangibles.

f) Stripper Crane subject to Contract for Lease and Rent dated September 6, 1977 between City of
Wilder, Kentucky and Interlake, Inc., recorded at
Misc. Book 82, page 401, and Sublease dated April
15, 1981 between Interlake, Inc. and Newport Steel
Corporation, recorded at Misc. Book 95, page 101, provided, however, that such Stripper Crane shall case to be Excluded Property at such time (if ever) as all consents required in connection with the granting of liens and security interests with respect to such Stripper Crane under such Lease and Sublease have been obtained.

g)   Any and all Equipment described in a certain
Security Agreement, dated as of February 13, 1992, together with all exhibits, supplements, addenda and amendments thereto in existence or effect on the date hereof or hereafter.